            Exhibit 77(C): Submissions of Matters to a vote of security holders

Supplemental Proxy Information

A joint special meeting of shareholders of Lord Abbett Calibrated Dividend Growth Fund and Lord Abbett Growth Opportunities Fund was held on November 5, 2015. The joint special meeting was held for shareholders of each Fund to vote on the following matters:

    1. To amend the Fund's fundamental restrictions related to borrowing and lending to enable the Fund to participate in an interfund lending program; and

    2. To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for the Fund's current fiscal year.

The results of the proxy solicitation on the preceding matter were as follows:

1. To approve the amendment to the fundamental investment restrictions of the Fund as described in the proxy statement:
(a) Amend the fundamental investment restriction with respect to Borrowing

                                             Votes For  Votes Against  Abstain  Broker Non-Votes
                                             ---------- ------------- --------- ----------------
Lord Abbett Calibrated Dividend Growth Fund  47,083,934   2,516,259   4,217,862    15,093,737
Lord Abbett Growth Opportunities Fund        11,829,745     507,117     597,386     3,663,637

1. To approve the amendment to the fundamental investment restrictions of the Fund as described in the proxy statement:
   (b) Amend the fundamental investment restriction with respect to Lending

                                             Votes For  Votes Against  Abstain  Broker Non-Votes
                                             ---------- ------------- --------- ----------------
Lord Abbett Calibrated Dividend Growth Fund  47,071,138   2,523,705   4,223,212    15,093,737
Lord Abbett Growth Opportunities Fund        11,821,206     518,134     594,908     3,663,637

2. To ratify the selection of Deloitte & Touche LLP as the Fund's independent registered public accounting firm for the Fund's current fiscal year

                                             Votes For  Votes Against  Abstain  Broker Non-Votes
                                             ---------- ------------- --------- ----------------
Lord Abbett Calibrated Dividend Growth Fund  63,788,797   1,186,608   3,936,387        -
Lord Abbett Growth Opportunities Fund        15,756,464     269,263     572,158        -